Exhibit 10.3

Execution Version

AMENDMENT TO EMPLOYEE MATTERS AGREEMENT

This amendment (the “Amendment”) to that certain Employee Matters Agreement, dated November 13, 2023 (the “Employee Matters Agreement”), between Alkermes plc (“Alkermes”), an Irish public limited company, and Mural Oncology plc (“Mural”), an Irish public limited company, is entered into as of December 14, 2023 by and among Alkermes and Mural. Any term used in this Amendment without definition has the meaning set forth for such term in the Employee Matters Agreement.

WHEREAS, the Parties to the Employee Matters Agreement desire to amend the provisions of such agreement related to the treatment of Alkermes RSUs and Alkermes PRSUs held by Mural Participants.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Amendments. The Employee Matters Agreement is hereby amended and modified as follows:

a.
Section 1.1 is amended to add a new subsection 46 as follows:

“(46) “Mural RSU Conversion Fraction” means a fraction, the numerator of which is the Alkermes Pre-Distribution Stock Value and the denominator of which is the opening trading price of Mural Ordinary Shares on the first trading day following the date upon which the Distribution Effective Time occurs, as reported on Bloomberg.”

b.
Section 5.2(b)(ii) is hereby deleted and replaced in its entirety with the following:

“Alkermes RSUs held by Mural Participants. Upon the Distribution Effective Time, each Alkermes RSU held by a Mural Participant will be equitably adjusted solely into a Mural RSU. The number of Mural Ordinary Shares subject to the Mural RSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes RSU immediately prior to the Distribution Effective Time multiplied by the Mural RSU Conversion Fraction, with the result being rounded down to the nearest whole share. Each Mural RSU shall be subject to the same terms and conditions regarding grant date, term, vesting (including for the avoidance of doubt, that each Mural Participant will receive service credit for purposes of vesting for periods of employment with Alkermes prior to the Distribution Effective Time), and other provisions regarding settlement as set forth in the original Alkermes RSU award. Such adjustment shall be done in a manner consistent with the requirements of Section 409A of the Code.”

c.
Section 5.2(c)(ii) is hereby deleted and replaced in its entirety with the following:

Execution Version

“Alkermes PRSUs held by Mural Participants. Upon the Distribution Effective Time, each Alkermes PRSU held by a Mural Participant will be equitably adjusted solely into a Mural PRSU. The number of Mural Ordinary Shares subject to the Mural PRSU will be equal to the number of Alkermes Ordinary Shares subject to the Alkermes PRSU immediately prior to the Distribution Effective Time multiplied by the Mural RSU Conversion Fraction, with the result being rounded down to the nearest whole share. Each Mural PRSU shall be subject to the same terms and conditions regarding grant date, term, vesting (including for the avoidance of doubt, that each Mural Participant will receive service credit for purposes of vesting for periods of employment with Alkermes prior to the Distribution Effective Time), and other provisions regarding settlement as set forth in the original Alkermes PRSU award (other than with respect to performance conditions). Such adjustment shall be done in a manner consistent with the requirements of Section 409A of the Code.”

2.
Effectiveness. Except as expressly amended by this Amendment, all of the terms of the Employee Matters Agreement remain unmodified and in full force and effect and are hereby confirmed in all respects. Any reference to the Employee Matters Agreement in the Employee Matters Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Employee Matters Agreement, as amended by this Amendment (or as the Employee Matters Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).
3.
Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns and be enforceable by (and against) the Parties and their respective successors (whether by merger, acquisition of assets or otherwise) and permitted assigns.
4.
Counterparts; Electronic Delivery. This Amendment may be executed and delivered in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.
Headings. The descriptive headings of the several Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of December 14, 2023.

ALKERMES PLC

BY: /s/ Tom Riordan

Name: Tom Riordan

Title: Assistant Company Secretary

MURAL ONCOLOGY PLC

BY: /s/ Caroline Loew

Name: Caroline Loew

Title: CEO